SAN JUAN PROPERTY

OPTION AGREEMENT

THIS AGREEMENT is made as of the 10th day of April, 2006,

AMONG:

SILVER STANDARD RESOURCES INC., a company incorporated under the laws of the Province of British Columbia and having an office located at Suite 1180, 999 West Hastings Street, Vancouver, BC V6C 2W2

("Silver Standard") AND:

SILVER STANDARD MEXICO S.A. DE C.V., a company incorporated under the laws of Mexico and having an office located at Playa Roqueta 344, Fraccionamiento Las Playas, 34260 Durango, Durango

("SSM") AND:

ORKO SILVER CORP., a corporation incorporated under the laws of the Province of British Columbia and having an office located at 2610-1066 West Hastings Street, Vancouver, B.C. V6E 3X2

(" Orko")

WHEREAS:

A.

Silver Standard, through its wholly owned subsidiary SSM, is the holder of the San Juan Property located in the State of Durango, Mexico;

B.

Silver Standard and SSM have agreed to grant Orko an option to acquire a 75% interest in the San Juan Property on the terms contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.

INTERPRETATION

1.1

In this Agreement:

(a)

"Audit Right" has the meaning set out in section 3.2;

(b)

"Back-in Right" has the meaning set out in subsection 3.3(d);

(c)

"Confirmation Report" has the meaning set out in section 3.2;

(d)

"Encumbrance" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, royalty interest or encumbrance of any nature or kind whatsoever;

(e)

"Exercise Notice" has the meaning set out in section 3.1;

(f)

"Expenditures" means all direct expenditures incurred to locate, delineate and evaluate mineral deposit(s) within the Property, including wages, salary and benefits of any employees, contractors and consultants involved in field work, direct project supervision, management and reporting; quantifiable communication expenses; direct or pro rata travel and accommodation; vehicle hire, fuel and maintenance; direct or pro rata field office costs; software and data management charges; analytical fees and charges; geophysical survey charges; road preparation; trenching; drilling; insurance, rents and taxes; payments made to La Cuesta pursuant to the La Cuesta Royalty and, a Management Fee of 10%;

(g)

"Interest" means a 75% interest in the Property;

(h)

"Joint Venture" has the meaning set out in section 3.3;

(i)

"La Cuesta" means La Cuesta International, Inc., with a mailing address of 4837 Scotty Drive, Kingman, Arizona 86401;

(j)

"La Cuesta Royalty" means the advance royalty and net smelter returns royalty on production from the Property payable to La Cuesta as set out in Schedule B;

(k)

"Option" has the meaning set out in section 2.1;

(l)

"Orko Shares" has the meaning set out in subsection 2.2(a); and

(m)

"Property" means the San Juan Property as described in Schedule A.

1.2

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)

"this Agreement" means this Agreement, including the Schedule hereto, as it may from time to time be supplemented or amended;

(b)

all references in this Agreement to a designated Article, section, subsection, paragraph, or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(c)

the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(d)

the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(e)

the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

(f)

except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(g)

the headings to the Articles and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(h)

any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity; and

(i)

the parties acknowledge that this Agreement is the product of arm's length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed neither strictly for, nor strictly against, any party irrespective of which party was responsible for drafting this Agreement.

1.3

The following schedules are incorporated into this Agreement by reference:

Schedule

Description

Schedule A

The Property

Schedule

Description

Schedule B

La Cuesta Royalty

2.

GRANT AND MAINTENANCE OF OPTION

2.1

Silver Standard and SSM hereby grant to Orko the exclusive and irrevocable right and option (the "Option") to acquire the Interest free and clear of all Encumbrances, other than the Backin Right, La Cuesta Royalty and any royalty provided for under Mexican law of general application.

2.2

In order to keep the right and Option granted to Orko in respect of the Property in good standing and in force and effect, Orko shall be obligated to:

(a)

issue 40,000 common shares (the "Orko Shares") in its capital to Silver Standard forthwith following acceptance for filing of this Agreement by the TSX Venture Exchange;

(b)

incur Expenditures of not less than US $250,000 on the Property on or before the first anniversary of the signing of this Agreement; and

(c)

incur cumulative Expenditures of not less than US $750,000 on the Property on or before the third anniversary of the signing of this Agreement.

2.3

If Orko fails to make the required option payment and incur the required Expenditures in accordance with section 2.2 within the time periods specified in section 2.2, then Orko shall lose its Option and this Agreement and the Option shall terminate without exercise.

2.4

Orko acknowledges that (a) the Property is currently held by SSM, a wholly owned subsidiary of Silver Standard, (b) Silver Standard is in the process of restructuring the holdings of its subsidiaries, and (c) Silver Standard may transfer its interest in the Property to another wholly owned subsidiary. Silver Standard and SSM confirm that the Property will remain subject to the Option and this Agreement in the event the Property is transferred to another wholly owned subsidiary.

3.

EXERCISE OF OPTION AND JOINT VENTURE

3,1

In the event that Orko has made the required option payment and incurred the required Expenditures in accordance with section 2.2 within the time periods specified in section 2.2, Orko shall deliver to Silver Standard (a) written notice (the "Exercise Notice") stating that it has fulfilled the requirements of section 2.2, (b) a summary of Expenditures to date and (c) copies of all reports and data relating to the Property not already provided to Silver Standard.

3.2

Silver Standard shall, at its expense, have the right (the "Audit Right") to elect to audit the books and records of Orko related to Expenditures to confirm that Orko has incurred the required Expenditures in accordance with subsections 2.2(b) and 2.2(c). In order to exercise the Audit Right, Silver Standard shall deliver written notice to Orko of its election to exercise the Audit Right within 30 days of Receipt of the Exercise Notice. In the event Silver Standard elects not to exercise the Audit Right or fails to deliver written notice of its election to exercise the Audit Right within the required 30 day period, Orko shall be deemed to have exercised the Option without any further act. In the event Silver Standard exercises the Audit Right, the audit shall be conducted by a chartered or certified public accountant of recognized standing, who shall provide Silver Standard with a written report (the "Confirmation Report") setting out the results of its audit. Orko shall have the right to require the auditor to sign a confidentiality agreement under which all information arising from access to Orko's books and records shall be held in confidence and used solely for purposes of the audit and resolution of any disputes related to the Confirmation Report. Silver Standard shall deliver a copy of the Confirmation Report to Orko upon completion. In the event the Confirmation Report discloses that:

(a)

Orko has incurred the required Expenditures in accordance with subsections 2.2(b) and 2.2(c), Orko shall be deemed to have exercised the Option without any further act and Silver Standard shall pay the entire cost for the preparation of the Confirmation Report; or

(b)

Orko has failed to incur the required Expenditures in accordance with subsections 2.2(b) and 2.2(c), Orko may pay to Silver Standard, within 60 days (the "Grace Period") following delivery of the Confirmation Report, twice the amount of the deficiency and such amount shall be deemed to have been Expenditures incurred by Orko during the period within which the Expenditures were required to be made and Orko shall be deemed to have exercised the Option without any further act. In the event Orko fails to make such payment within the 60 day Grace Period, then Orko shall lose its Option and this Agreement and the Option shall terminate without exercise. In either case, Orko shall pay the entire cost for the preparation of the Confirmation Report.

3.3

On exercise of the Option, Silver Standard and Orko shall form a joint venture (the "Joint Venture") and enter into a joint venture agreement (the "Joint Venture Agreement") substantially in the form referred to in the 1999 Continuing Legal Education Society of British Columbia mining law materials, which shall provide for:

(a)

Orko to have a 75% interest in the Joint Venture and Silver Standard to have a 25% interest in the Joint Venture;

(b)

the Joint Venture to incorporate a sociedad an6nima ("Propco") in Mexico, the shares of which shall be registered in the names of Orko and Silver Standard in proportion to their respective interests in the Joint Venture from time to time;

(c)

all mineral and surface rights to the Property acquired or to be acquired to be registered in the name of Propco;

(d)

the right (the "Back-in Right") for Silver Standard to elect, at its sole discretion, by delivering written notice of its election to Orko within 60 days of the date Orko has exercised the Option and earned the Interest, to increase its interest in the Joint Venture by 10%, to a 35% total interest, by incurring the first US $750,000 in Expenditures on the Property following the formation of the Joint Venture and for Silver Standard to be, or appoint, the operator under the Joint Venture in incurring such Expenditures;

(e)

a right of first offer on the other party's interest in the Joint Venture;

(f)

the management committee of the Joint Venture to initially be comprised of two representatives of each party, with the operator of the Joint Venture entitled to appoint the Chairman of the management committee, who shall not have a second or casting vote. The decisions of the Management Committee shall be made by simple majority of the votes cast, and the representatives of a party in the management Committee shall have the number of votes as equals its interest in the Joint Venture at the time of the vote;

(g)

the management committee of the Joint Venture to appoint the directors of Propco so that Propco has two directors, one representative of Orko and one representative of Silver Standard;

(h)

the management committee of the Joint Venture to be responsible for all decisions to be made in respect of Propco and the Property;

(i)

an area of common interest lying within a distance of two kilometers from the outermost boundary of the mineral rights which constitute the Property, other than claims already staked by either party;

(j)

in the event a party's interest in the Joint Venture is reduced to less than 10%, it shall be deemed to have conveyed its interest in the Property to the other party in consideration of the right to receive a net smelter returns royalty of 1% on all sales of mineral products from the Property and it shall cease to hold any interest in the Property;

(k)

management committee meetings to be held in Vancouver, British Columbia, unless agreed otherwise;

(1)

the operator to cash call for all exploration programs on a monthly basis. The operator shall cash call each party for each month exploration expenditures are to be incurred 60 days prior to the first day of such month, and each party shall pay to the operator its proportionate share of the cash call not less than 30 days prior to the first day of such month;

(m)

Orko and Silver Standard to execute and deliver such further documents and do such further acts and things as are necessary to comply with the laws of Mexico, provided that the Joint Venture Agreement shall govern the relationship between the parties in respect of Propco and the Property; and

(n)

the governing law of the agreement to be the laws of the Province of British Columbia without reference to its conflict of laws rules.

4.

RIGHT OF ENTRY

4.1

Prior to the exercise of the Option, Orko, its directors, officers, employees and agents and any persons duly authorized by Orko, shall have the right of access to and from the Property as required to carry out exploration programs and incur the Expenditures required under section 2.2, and Silver Standard shall not interfere with Orko's activities on the Property, provided that Silver Standard shall not be liable for any loss, damage or injury incurred by Orko, its respective directors, officers, employees and agents and any persons duly authorized by Orko arising from their use of the Property, however caused.

5.

REPRESENTATIONS AND WARRANTIES

5.1

Silver Standard and SSM hereby represent and warrant to Orko that:

(a)

each of Silver Standard and SSM is duly incorporated and is a valid and subsisting company under the laws of its jurisdiction of incorporation;

(b)

the execution, delivery and performance of this Agreement and the agreements and transactions contemplated herein are within the corporate power and authority of Silver Standard and SSM and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Silver Standard and SSM, enforceable in accordance with its terms, subject only to the following qualifications:

(i)

an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

(ii)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights;

(c)

the entering into of this Agreement does not conflict with any applicable laws or with either of Silver Standard's or SSM's charter documents, nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which Silver Standard or SSM is a party or by which they are bound;

(d)

no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or agency, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by Silver Standard or SSM with any such governmental authority, regulatory body or agency or court is required in connection with the execution, delivery or performance of this Agreement or on exercise of the Option by Silver Standard or SSM;

(e)

SSM is the recorded and beneficial owner of a 100% interest in and to the Property;

(f)

the minerals claims that comprise the Property are registered in the name of and beneficially owned by SSM and no person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option to acquire the Property or an interest, including a burden on production, in the Property, other than La Cuesta under the La Cuesta Royalty and Orko under this Agreement;

(g)

the mineral claims comprising the Property are valid and in good standing under the laws of Mexico, have been initiated and maintained in compliance with all applicable laws and regulations;

(h)

Silver Standard and SSM have the exclusive right to enter into this Agreement and all necessary authority to assign to Orko the interest in the Property in accordance with the terms and conditions of this Agreement.

5.2

The representations and warranties hereinbefore set out are conditions upon which Orko has relied on entering into this Agreement and shall survive the execution and delivery of this Agreement for a period of one year.

6.

REPRESENTATIONS AND WARRANTIES OF ORKO

6.1

Orko represents and warrants to Silver Standard and SSM that:

(a)

Orko is duly incorporated and is a valid and subsisting company under the laws of its jurisdiction of incorporation;

(b)

the execution, delivery and performance of this Agreement and the agreements and transactions contemplated herein are within the corporate power and authority of Orko and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of Orko, enforceable in accordance with its terms, subject only to the following qualifications:

(i)

an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

(ii)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights;

(c)

the entering into of this Agreement does not conflict with any applicable laws or with its charter documents, nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is a party or by which it is bound;

(d)

no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or agency, including any governmental department, commission, bureau, board or administrative agency or court, and no registration, declaration or filing by Orko with any such governmental authority, regulatory body or agency or court is required by Orko in connection with the execution, delivery or performance of this Agreement or the exercise of the Option, other than the acceptance for filing of this Agreement by the TSX Venture Exchange;

(e)

it is not in possession of any information, sampling or prospecting data relating to the Property that has not been disclosed to Silver Standard; and

(f)

in respect of the issuance of the Orko Shares to Silver Standard:

(i)

the Orko Shares will be duly issued as fully paid and non-assessable;

(ii)

the issuance of the Orko Shares will constitute distributions of securities which will be exempt from the registration and prospectus requirements of the securities legislation in the Province of British Columbia; and

(iii)

the Orko Shares will be subject to resale restrictions in Canada not exceeding four months from the date of issue.

6.2

The representations and warranties hereinbefore set out are conditions upon which Silver Standard and SSM have relied in entering into this Agreement and the shall survive the execution and delivery of this Agreement for a period of one year.

7.

COVENANTS OF ORKO

7.1

Orko covenants and agrees with Silver Standard that until the option granted hereunder is exercised or otherwise terminates.

(a)

Orko shall assist Silver Standard and SSM in filing with the relevant governmental authority a record of all exploration work carried out on the Property from time to time as may be required in order to maintain the Property in good standing;

(b)

Orko shall keep the Property clear of all Encumbrances arising from its operations thereon;

(c)

Orko shall carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions, including environmental laws and regulations;

(d)

Orko shall pay or cause to be paid (i) any rates, taxes, canon payments, duties, royalties, assessments or fees levied with respect to the Property or Orko's operations thereon and (ii) the La Cuesta Royalty;

(e)

Orko shall indemnify and hold Silver Standard and SSM harmless from any and all liabilities, costs, damages or charges arising from the failure of Orko to comply with the covenants contained in this Article or otherwise arising from operations on the Property by Orko, its servants or agents, including any environmental clean-up required or ordered pursuant to the laws of Mexico or any regulatory authority;

(f)

Orko shall allow Silver Standard or any duly authorized agent or representative of Silver Standard to inspect Orko's activities on the Property upon giving Orko written notice; provided however that it is agreed and understood that Silver Standard or any such agent or representative shall not interfere with Orko's activities on the Property and shall be at his own risk and that Orko shall not be liable for any loss, damage or injury incurred by Silver Standard or its agents or representatives arising from their inspection of the Property, however caused;

(g)

Orko shall allow Silver Standard access at all reasonable times and intervals to all factual maps, reports, assay results and other factual technical data prepared or obtained by Orko in connection with its operations on the Property; and

(h)

Orko shall provide Silver Standard with written factual progress reports forthwith upon the completion of any work program and a written annual factual progress report with respect to its operations on the Property, and shall provide Silver Standard with copies of any and all other documents prepared by Orko for filing with regulatory authorities or otherwise.

8.

TERMINATION

8.1

This Agreement shall terminate upon Orko, not being at the time in default under any provision of this Agreement, giving five (5) days written notice to Silver Standard of termination.

8.2

Notwithstanding paragraph 8.1, if Orko fails to make any payment or fails to do anything on or before the last day provided for such payment or performance under this Agreement, Silver Standard may terminate this Agreement, but only if:

(a)

they shall have first given to Orko written notice of the failure containing particulars of the payment which Orko has not made or the act which Orko has not performed; and

(b)

Orko has not, within 30 days following delivery of such notice, cured such failure or commenced proceedings to cure such failure by appropriate payment or performance (Orko hereby agreeing that should it so commence to cure any failure it will prosecute the same to completion without undue delay).

Should Orko fail to comply with the provisions of subparagraph 8.2(b), Silver Standard may thereafter terminate this Agreement by notice in writing to Orko.

8.3

Upon termination of this Agreement, Orko shall:

(a)

turn over to Silver Standard originals of all factual maps, reports, assay results and other factual data and documentation in its possession in connection with its operations on the Property; and

(b)

leave the Property in a safe condition in accordance with all applicable requirements of law.

8.4

Upon termination of this Agreement, Orko forfeits any and all interest in the Property hereunder and shall cease to be liable to Silver Standard in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed.

8.5

Upon termination of this Agreement, Orko shall vacate the Property within a reasonable time after such termination, but shall have right of access to the Property for a period of six (6) months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures therefrom.

9.

INDEPENDENT ACTIVITIES

9.1

Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party as to:

(a)

any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and

(b)

the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Property.

10.

CONFIDENTIALITY OF INFORMATION

10.1

The parties hereto shall treat all data, reports, records and other information relating to this Agreement and the Property as confidential. While this Agreement is in effect, neither party hereto shall without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations other than in accordance with section 10.2

10.2

The text of any news releases or other public statements which a party desires to make with respect to the Property, the Option or this Agreement, to the extent possible, and subject to applicable laws, shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld or delayed.

11.

ASSIGNMENT

11.1

None of the parties to this Agreement shall assign its interest in this Agreement, without the prior written consent of the other parties, provided that SSM may assign its interest to another wholly owned subsidiary of Silver Standard as provided in section 2.4, without the consent of Orko.

12.

UNAVOIDABLE DELAYS

12.1

If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of such party, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, government regulation or interference, including but without restricting the generality of the foregoing, forest or highway closures or any other cause beyond such party's control, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this Agreement, and the time within which such party is obliged to comply with any such term, covenant or condition of this Agreement shall be extended by the total period of all such delays. In order that the provision of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

13.

ARBITRATION

13.1

If there is any disagreement, dispute or controversy (hereinafter collectively called a "Dispute") between the parties with respect to any matter arising under this Agreement or the construction hereof; then the Dispute shall be determined by arbitration in accordance with the following procedures:

(a)

the party on one side of the Dispute shall inform the other party by notice of the names of three impartial and independent persons who are recognized experts in the area which is the subject matter of the Dispute; and

(b)

the other party shall, within seven (7) days of receipt of the notice, inform the party on the other side of the Dispute the name of the one person that it wishes to act as the sole arbitrator.

The arbitration shall be conducted in accordance with the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be made within 30 days following his being named. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

14.

NOTICES

14.1

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or faxed, addressed as follows:

(a)

In the case of Silver Standard and SSM:

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street Vancouver,

B.C. V6C 2W2

Facsimile:

(604) 689-3847

Attention: President

(b)

In the case of Orko:

Orko Silver Corp.

2610-1066 West Hastings Street Vancouver,

B.C. V6E 3X2

Facsimile:

(604) 684 4601

Attention: President

and any such notice given aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if faxed, on the next succeeding day following the faxing thereof. Any party may from time to time by notice in writing change its address for the purpose of this section.

15.

GENERAL TERMS AND CONDITIONS

15.1

The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

15.2

This Agreement shall represent the entire understanding between the parties with respect to the Property and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

15.3

This Agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia and the parties hereto a ttorn to the courts of British Columbia for the resolution of any disputes arising out of this Agreement.

15.4

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

SCHEDULE "A"

The San Juan Property

Mining concession No. 226663

SCHEDULE B
La Cuesta Royalty

1.1

Finder's Fee. In the event Silver Standard acquires, directly or indirectly, an interest in a property (a "Property") identified by LCI under a program within two years of a written acquisition recommendation by LCI, Silver Standard shall pay to LCI a fee (the "Finder's Fee"). The Finder's Fee payable by Silver Standard to LCI shall be comprised of:

(a)

US $5,000 payable in cash following either (i) if Silver Standard requires TSX Venture Exchange (the "Exchange") acceptance of the acquisition of the Property, the acceptance for filing of the acquisition of the Property by the Exchange or (ii) if Exchange acceptance of the acquisition of the Property is not required, the signing of the agreement for the acquisition of an interest in, or the staking of, the Property;

(b)

the greater of (i) US $5,000 and (ii) two percent of direct exploration expenditures by Silver Standard on the Property (direct exploration expenditures include land acquisition costs, geologic work, geochemical and geophysical programs, drilling programs and other costs relating to the evaluation of the Property, but exclude salaries and support costs for Silver Standard personnel) payable every six months commencing six months after the payment provided for in subparagraph 2.1(a) above; and

(c)

the grant of a 0.25% net smelter returns royalty (the "NSR") applicable to all gold and silver produced from the Property and payable on the terms and conditions set out in Schedule A to this Agreement;

provided that the maximum amount payable under this Agreement in respect of each Property accepted by Silver Standard (i) prior to January 1, 2004 shall be US $500,000 and (ii) on or after January 1, 2004 shall be US $2,000,000.

2

THIS IS SCHEDULE A to the Consulting and Finder's Fee Agreement made as of the 1st day of May 2002 between Silver Standard Resources Inc. and La Cuesta International, Inc.

Net Smelter Returns Royalty

1.

Interpretation

1.1

Where used herein:

"Agreement" shall mean the above-referenced agreement, including any amendments thereto or renewals or extensions thereof.

"Fiscal Period" shall mean each calendar year or other period of twelve consecutive months adopted for tax purposes during the term of the Agreement.

"Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter, refinery or other purchaser for the sale of ores, metals (metals shall include bullion) or concentrates produced from the Property and sold, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment: smelting and refining charges; penalties; smelter assay costs and umpire assay costs; cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser; marketing costs; insurance on all such ores, metals or concentrates; customs duties; severance, royalties, ad valorem or mineral taxes or the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates.

"Property" means the property which is the subject of the Agreement.

"Royalty Interest" shall mean the share of Net Smelter Returns payable under the Agreement.

2.

Payment

2.1

The Royalty Interest shall be paid on a quarterly basis within forty-five days after the end of each fiscal quarter in respect of the actual proceeds received in such fiscal quarter.

2.2

Each payment under section 2.1 shall be accompanied by a statement indicating the calculation of Net Smelter Returns hereunder. LCI shall be entitled to audit, during normal business hours, such books and records as are necessary to determine the correctness of the payment of the Royalty Interest, provided, however, that such audit shall be made only on an annual basis and within 12 months of the end of the Fiscal Period in respect of which such audit is made. If such audit determines that there has

3

been a deficiency or an excess in the payment and LCI and Silver Standard fail to agree on the amount of the deficiency or excess, the matter shall be referred to arbitration by a single arbitrator under the Commercial Arbitration Act (British Columbia) and the arbitrator shall have reference first to this Agreement, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants as he or she considers necessary. The decision of the arbitrator shall be final and binding on the parties, and his or her costs, including those of any independent mining consultant retained by the arbitrator, shall be shared equally by them.

3.

Segregation of Property

3.1

The determination of Net Smelter Returns hereunder is based on the premise that production will be developed solely on the Property. If other properties are incorporated in a single mining project and metals, ores or concentrates pertaining to each are not readily segregated on a practical or equitable basis, the allocation of actual proceeds received and deductions therefrom shall be negotiated between the parties, provided that if the parties fail to agree on the application of the above calculations in the determination of the allocation of proceeds received or deductions therefrom, the determination of such allocation shall be referred to arbitration by a single arbitrator under the Commercial Arbitration Act (British Columbia) and the arbitrator shall have reference first to this Agreement, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants as he or she considers necessary. The decision of the arbitrator shall be final and binding on the parties, and his or her costs, including those of any independent mining consultant retained by the arbitrator, shall be shared equally by them.